                                                                    EXHIBIT 12.1

         STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                              SIX MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                 JUNE 30,
                                -------------------------------------------   -----------------
                                 1992     1993     1994     1995     1996      1996      1997
                                ------   ------   ------   ------   -------   -------   -------
Consolidated Pre-Tax Income...  $3,018   $4,311   $6,846   $7,852   $21,418   $ 8,746   $31,671
Interest......................   2,643    1,356      826      199     9,932     1,747     8,076
Less Capitalized Interest.....  (1,278)      --       --       --      (730)     (219)     (407)
Net Amortization of Debt Issue
  Costs.......................      --       --       --       --       462        80       373
Interest Portion of Rental
  Expense.....................      58       66       58       56        86        41        60
                                ------   ------   ------   ------   -------   -------   -------
          Earnings............  $4,441   $5,733   $7,730   $8,107   $31,168   $10,395   $39,773

Interest......................  $2,643   $1,356   $  826   $  199   $ 9,932   $ 1,747   $ 8,076
Net Amortization of Debt Issue
  Costs.......................      --       --       --       --       462        80       373
Interest Portion of Rental
  Expense.....................      58       66       58       56        86        41        60
                                ------   ------   ------   ------   -------   -------   -------
     Fixed Charges............  $2,701   $1,422   $  884   $  255   $10,480   $ 1,868   $ 8,509
                                ------   ------   ------   ------   -------   -------   -------
Ratio of Earnings to Fixed
  Charges.....................     1.6x     4.0x     8.7x    31.8x      3.0x      5.6x      4.7x
                                ======   ======   ======   ======   =======   =======   =======
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